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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
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                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 1996

                            PLASTIC CONTAINERS, INC.
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             (Exact name of registrant as specified in its charter)
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
      DELAWARE                    33-45897                            13-3632393
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  (State of incorporation)        Commission File Number    (I.R.S. Employer Identification No.)

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  One Aerial Way, Syosset, New York                                        11791
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  (Address of principal executive offices)                              Zip Code

  (Registrant's telephone number, including area code) (516) 822-4940
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ITEM 5. OTHER EVENTS

On December 17, 1996, the Company completed a series of related transactions which include the sale of new 10% Senior Secured Notes, the retirement of outstanding 10 3/4% Senior Secured Notes and the sale/leaseback of certain machinery and equipment.

The Company sold $125,000,000 in principal amount of its new 10% Senior Secured Notes due 2006 in a private transaction arranged by Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Societe Generale Securities Corp.

The Company also successfully completed its tender offer for its outstanding
10 3/4% Senior Secured Notes, of which $104,700,000 are outstanding; tenders of $101,715,000 principal amount of the 10 3/4% Senior Secured Notes were tendered and have been accepted for payment, and funds sufficient to retire the $2,985,000 principal amount of the 10 3/4% Senior Secured Notes which remained outstanding after the tender offer have been deposited with the trustee for the 10 3/4% Senior Secured Notes.

Continental Plastic Containers, Inc., a wholly owned subsidiary of the Company, simultaneously entered into a sale-leaseback agreement with other financial institutions pursuant to which it received proceeds of approximately $40.6 million.

Of the amount refinanced, $30 million had been lent by the Company to its parent, Continental Can Company, Inc., for the purchase of an additional 34% of the Company, of which 29% has already been acquired. The additional 5% will be acquired on December 31, 1996.

                                   SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PLASTIC CONTAINERS, INC.
                                         (REGISTRANT)


                                  By:  /s/ Abdo Yazgi
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                                      Abdo Yazgi
                                      Vice President
DATED:   December 18, 1996